Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned, a director of Black Creek Diversified Property Fund Inc., a Maryland Corporation (the “Company”), hereby constitutes and appoints each of Lainie P. Minnick and Joshua J. Widoff as his true and lawful attorney-in-fact and agent, each with full power of substitution, to do any and all acts and things in his name and on his behalf in his capacities as a director of the Company and to execute any and all instruments for him and in his name in the capacities indicated below, which said attorney-in-fact or agent may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the filing of any and all amendments (including post-effective amendments) to the Company’s Registration Statement on Form S-11 (SEC File no. 333-222630) and any related registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, including specifically but without limitation, power and authority to sign for him in his name in the capacities indicated below for the Company; and he does hereby ratify and confirm all that said attorneys and agents, or their substitute or substitutes, or any of them, shall do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 15th day of September, 2021.

SIGNATURES

Signature	Title

/s/ Brian P. Mathis	Director
Brian P. Mathis